EXHIBIT 10.23

                     SECOND AMENDMENT TO CONTRACT OF SALE


     This Second Amendment to Contract of Sale is entered into effective as of April 24, 1998 (this "Amendment"), by and between WHISPERING PINES AIP 6 LIMITED PARTNERSHIP, a South Carolina limited partnership ("Seller"), and HOMETOWN AMERICA, L.L.C., a Delaware limited liability company ("Purchaser").

     WHEREAS, Seller and Purchaser entered into that certain Contract of Sale with an Effective Date of March 11, 1998, which Contract of Sale was amended by that certain Amendment to Contract of Sale entered into between Seller and Purchaser dated effective as of April 3, 1998 (as so amended, the "Contract"), pursuant to which Seller has agreed to sell, and Purchaser has agreed to purchase from Seller, the Property more particularly described in the Contract;

     WHEREAS, Purchaser has alleged that Seller has failed to properly advise Tenants of the Property of certain information regarding "pass-on" charges which have been charged to such Tenants during Seller's ownership of the Property;

     WHEREAS, Seller has denied any liability for improperly notifying Tenants of such pass-on charges; and

     WHEREAS, Seller and Purchaser have agreed to modify the Contract to establish an escrow account for certain losses which may be incurred by Purchaser after Closing as a result of Seller's alleged failure to properly advise Tenants of such pass-on charges, all pursuant to and in accordance with the terms of this Amendment.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser do hereby agree as follows:

     1. Unless otherwise defined in this Amendment, each term used in this Amendment with its initial letter capitalized which has been defined in the Contract shall have the same meaning herein as given to such term in the Contract.

     2. The Contract is hereby amended to add a new Section 12.5 thereto which shall read in its entirety as follows:

          12.5 Pass-on Escrow. At the Closing, Purchaser and Seller shall enter into an Escrow Agreement in the form attached hereto as Exhibit G, pursuant to which Seller shall deliver into escrow with the Title Company $30,000.00 to be used in payment of claims incurred by Purchaser during the 180-day period immediately following Closing as a result of Seller's failure to properly inform Tenants of pass-on charges which were charged to Tenants during Seller's period of ownership.

     3. The third paragraph of Exhibit C to the Contract is hereby amended to read in its entirety as follows:

          In consideration of the foregoing assignment, Assignee hereby assumes, and agrees to perform all of the obligations of Assignor under the Leases, including, but not limited to, the obligation to refund any security deposits and the payment of any deferred leasing commissions that become payable after the date of this Assignment with respect to any of the Leases, and indemnifies Assignor and holds Assignor harmless from all loss, cost, liability and expense arising out of or in connection with the Leases to the extent the same arises on or after the date hereof; provided, that such indemnity shall include, and Assignee hereby assumes, all Pass-on Charge Liability. Assignee takes the Leases subject to any existing defaults thereunder. Assignor hereby agrees to indemnify and hold Assignee harmless from all loss, cost, liability and expense arising out of or in connection with the Leases to the extent the same arises prior to the date hereof; provided, that such indemnity shall not apply with respect to losses, costs, liabilities or expenses arising out of or in connection with any delinquent rents under the Leases; provided, further, that such indemnity shall not apply with respect to losses, liabilities, costs or expenses arising out of or in connection with any Pass-on Charge Liability. As used herein, the term "Pass-on Charge Liability" shall mean any and all liability incurred as a result of improper charges to Tenants under any leases or other agreements demising space in or providing for the use or occupancy of any portion of the real property described on Exhibit A hereto, or any improvements thereon, to the extent that such liability arises from charges passed on to the Tenants for increases in ad valorem taxes, assessments and utility charges.

     4. The Contract is hereby amended to add thereto a new Exhibit G thereto which be in the same form as Exhibit G attached to this Amendment.

     5. Except as expressly amended by this Amendment, no term or provision of the Contract is or shall be amended, modified or supplemented.

     6. This Amendment may be executed in any number of identical counterparts so long as each party hereto has signed one such counterpart. If so executed, each of such counterparts is to be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one agreement, but in making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first set forth above.

                              SELLER:

                              WHISPERING PINES AIP 6 LIMITED
                              PARTNERSHIP, a South Carolina limited partnership

                              By:  AIP 6 GP Limited Partnership,
                                   a South Carolina limited partnership,
                                   its general partner

                                   By:  Angeles Realty Corporation II,
                                        a California corporation,
                                        its general partner


                                        By:  /s/Robert D. Long
                                             Its:  Vice President

                              Dated:  May 21, 1998


                              PURCHASER:

                              HOMETOWN AMERICA, L.L.C.,
                              a Delaware limited liability company


                              By:  /s/Andrew L. Gedo
                                   Its:  Vice President

                              Dated:  May 11, 1998